UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Ernexa Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 798-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Former Independent Registered Public Accounting Firm

On June 30, 2025, Ernexa Therapeutics Inc. (the “Company) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm effective immediately. The Audit Committee of the Company’s Board of Directors (the “Board”) approved Grant Thornton’s dismissal on June 30, 2025.

Grant Thornton performed audits of the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023. Grant Thornton’s reports for such years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that, the reports included an explanatory paragraph describing that substantial doubt was raised as to the Company’s ability to continue as a going concern.

During the two years ended December 31, 2024 and the subsequent interim period through June 30, 2025, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, that would require disclosure under Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting as of and for the year ended December 31, 2023, stemming from a lack of technical accounting proficiency in complex matters.

The Company furnished Grant Thornton with a copy of the disclosure contained in this Item 4.01 prior to filing this Current Report on Form 8-K with the SEC and requested that Grant Thornton furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this Item 4.01 insofar as they relate to Grant Thornton’s audit services and engagement as the Company’s independent registered public accounting firm. Grant Thornton has furnished a letter addressed to the SEC, a copy of which is attached hereto as Exhibit 16.1.

(b) Appointment of New Independent Registered Public Accounting Firm

On July 1, 2025, the Company engaged Haskell & White LLP (“Haskell & White”) as the Company’s independent registered public accounting firm. The decision to engage Haskell & White was approved by the Audit Committee of the Board.

During the two years ended December 31, 2024 and the subsequent interim period through June 30, 2025, neither the Company nor anyone acting on its behalf has consulted Haskell & White regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Haskell & White that Haskell & White concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Grant Thornton, LLP letter .
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Ernexa Therapeutics Inc.

Dated: July 7, 2025	By:	/s/ Sanjeev Luther
Sanjeev Luther
President and Chief Executive Officer

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